NEWS RELEASE

PARK PLACE ENERGY CORP.

OTCBB:PRPL

FRANKFURT: 3P2

Park Place Announces Resignation of Chairman

Calgary, Alberta, May 13, 2008: Park Place Energy Corp. ("Park Place" or "the Corporation") announces that Mr. David Stadnyk has resigned as Chairman and Director of the Corporation in order to focus on other business ventures. The Corporation thanks Mr. Stadnyk for his assistance in building the foundation of Park Place and wishes him the best in his future endeavours.

About Park Place

Park Place is a diversified resource company that is participating in high impact international resource opportunities. The Corporation is currently developing its North American oil and gas assets as well as advancing its BrasAm Diamond Project in Central Brazil. Park Place's management are focused on optimizing profitability and enhancing shareholder value.

For Further Information Contact:

Investor Relations: 1 (877) 685 0076

Email: info@parkplaceenergy.com
Website: www.parkplaceenergy.com

Calgary Head Office:
Suite 300, 840 - 6th Avenue S.W.

Calgary, Alberta, Canada, T2P 3E5

Certain information regarding the Corporation contained herein may constitute forward-looking statements. These statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although Park Place believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to certain risks and uncertainties and may be based on assumptions that could cause actual results to differ materially from those anticipated or implied. The Corporation is under no obligation to update or alter any forward-looking statement. These risks include operational and geological risks, the ability of the Corporation to raise necessary funds for exploration and the fact that the Corporation does not operate all its properties. Park Place's forward-looking statements are expressly qualified in their entirety by this cautionary statement.